FS-16


                                ESSEX GAS COMPANY
                               EARNINGS STATEMENT
                        For the Year Ended June 30, 2000
                                 ($000 Omitted)


                                                              BALANCE
                                                              -------

REVENUE
  Firm Core                                                    45,303
  Firm Seasonal                                                     0
  Firm Transportation                                             796
  Non Firm Sales                                                   (6)
  Non-Firm Transportation                                          62
  Other                                                           177
                                                            ---------
TOTAL REVENUE                                                  46,332
COST OF SALES                                                  18,867
                                                            ---------
GROSS MARGIN                                                   27,465

TOTAL OPERATING EXPENSES                                        5,072

OTHER EXPENSES
  Depreciation                                                  3,410
  Property Taxes                                                1,273
  Employee Benefits                                             1,276
  Bad Debt                                                        765
  Payroll Taxes                                                   267
  Amortization                                                    (71)
  Eastern overhead                                                415
  Other                                                            (9)
                                                            ---------
TOTAL OTHER EXPENSES                                            7,326
                                                            ---------
OPERATING EARNINGS                                             15,067
 Interest Expense--LT Debt                                     (2,065)
 Interest Expense--Other                                         (148)
 Interest Expense--Affiliate                                     (275)
 Interest Income                                                    6
 Other Income                                                    (224)
                                                            ---------
OTHER INCOME/(EXPENSE)                                         (2,706)
                                                            ---------
PRE-TAX INCOME                                                 12,361
INCOME TAX PROVISION                                            4,642
NET EARNINGS BEFORE PREF. DIV.                                  7,719
PREFERRED DIVIDEND                                                  0
                                                            ---------
NET EARNINGS BEFORE EXTRAORD ITEM                               7,719

EXTRAORDINARY ITEM                                                  0
CUMULATIVE EFFECT OF ACCT CHANGE, NET                               0
                                                            ---------
NET EARNINGS                                                    7,719
                                                            =========